UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2011

Adolor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30039	31-1429198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Cubist Pharmaceuticals, Inc.
65 Hayden Avenue

Lexington, MA 02421
(781) 860-8660

(Address of principal executive offices including zip code and registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 24, 2011, Adolor Corporation, a Delaware corporation (“Adolor” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cubist Pharmaceuticals, Inc. (“Parent”), a Delaware corporation and FRD Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub commenced a tender offer (the “Offer”) on November 7, 2011 to acquire all of the outstanding shares of common stock of the Company at a purchase price of $4.25 per share in cash plus one non-transferrable contingent payment right per share, which represents the right to receive up to $4.50 if specified regulatory and/or commercial milestones are achieved within agreed upon time periods (the “Consideration”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 7, 2011 (the “Offer to Purchase”), and the related Letter of Transmittal, each as amended or supplemented from time to time.

On December 12, 2011, Cubist announced the completion of the Offer. The initial offering period of the Offer expired at 12:00 midnight, New York City time, at the end of December 6, 2011. According to Broadridge Corporation Issuer Solutions, Inc., the depositary for the Offer, as of 12:00 midnight, New York City time, at the end of December 6, 2011, a total of 36,090,910 shares of Adolor common stock was validly tendered and not withdrawn in the Offer, which represented approximately 75% of all issued and outstanding shares of Adolor common stock.  Merger Sub has accepted for payment all shares of Adolor common stock that were validly tendered and not withdrawn. On December 7, 2011, Cubist announced the commencement of a subsequent offering period. The subsequent offering period for the offer expired at 12:00 midnight, New York City time, at the end of December 9, 2011.  At that time, the depositary for the offer advised Cubist that approximately 7,216,242 shares had been validly tendered pursuant to the subsequent offering period, which, together with the shares tendered in the initial offering period, represented a total of approximately 83% of the outstanding shares as of December 9, 2011.  Parent provided sufficient funds to Merger Sub to acquire all of the outstanding shares of Adolor common stock. The aggregate consideration, in the Offer and the Merger, for all of the outstanding shares of common stock of Adolor is approximately $220,906,016 in upfront cash payments (such payments to be paid out of current unrestricted funds of Parent) and 51,977,886 CPRs, which represent the right to receive up to a maximum aggregate amount of $233,900,487 if specified regulatory and/or commercial milestones are achieved within agreed upon time periods.

On December 9, 2011, pursuant to the terms of the Merger Agreement, Merger Sub exercised its top-up option, provided for in Section 1.10 of the Merger Agreement, to purchase directly from the Company an additional number of shares of Adolor common stock sufficient to give Merger Sub ownership of more than 90% of the then outstanding shares of Adolor common stock, when combined with the shares Merger Sub purchased in the Offer. Pursuant to the exercise of this top-up option, Merger Sub purchased directly from the Company a total of 45,070,030 newly issued shares of Adolor common stock (the “Top-Up Shares”) at a price of $4.76 per share in consideration for a combination of cash and a promissory note issued to Adolor in the aggregate amount of $214,533,343. Following the purchase of the Top-Up Shares, on December 12, 2011, Merger Sub effected a short-form merger (the “Merger”) of Merger Sub with and into Adolor under Delaware law, without the need for a meeting of the Company’s stockholders, with Adolor surviving as an indirect wholly-owned subsidiary of Cubist. At the effective time of the Merger, each issued and outstanding share of Adolor common stock that was not tendered pursuant to the Offer was cancelled and converted into the right to receive the Consideration (other than shares of Adolor common stock that are held by Parent or Merger Sub, by Adolor as treasury stock, or by stockholders, if any, who properly exercise appraisal rights under Delaware law).

As a result of the Merger, Adolor no longer fulfills the numerical listing requirements of The Nasdaq Global Market (“Nasdaq”). Accordingly, on December 12, 2011, at Adolor’s request, Nasdaq filed with the U.S. Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, on Form 25 thereby effecting the delisting of the Shares from Nasdaq.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure under Item 3.01 is incorporated herein by reference. The Top-Up Shares were offered and sold to Merger Sub in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

Item 3.03. Material Modification to Rights of Security Holders.

At the effective time of the Merger, each issued and outstanding share of Adolor common stock (other than shares held in the treasury of the Company and shares owned by the Merger Sub or Parent) was converted into the right to (i) receive from the Company the Consideration, or (ii) seek appraisal of such shares under Delaware law. At the effective time of the Merger, Adolor stockholders immediately prior to the Effective Time ceased to have any rights as stockholders in Adolor (other than their right to receive the Consideration) and accordingly no longer have any interest in Adolor’s future earnings or growth.

Item 5.01. Changes in Control of Registrant.

As a result of the Merger, a change of control of the Company occurred and the Company has become an indirect wholly-owned subsidiary of Cubist. The disclosure under Item 3.01 is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Agreements of Certain Officers.

Pursuant to the terms of the Merger Agreement, immediately prior to the effective time of the Merger on December 12, 2011, each of Armando Anido, Michael R. Dougherty, Georges Gemayel, Ph.D., Paul Goddard, Ph.D, George V. Hager, Jr., David M. Madden, Guido Magni, M.D., Ph.D., Claude H. Nash, Ph.D., and Donald Nickelson resigned from the Board of Directors, and any committee thereof, of the Company. Upon consummation of the Merger and pursuant to the Merger Agreement, Michael W. Bonney, Tamara L. Joseph and David W.J. McGirr, each of whom is an officer of Merger Sub, became the directors of the Company.

Pursuant to the terms of the Merger Agreement, the executive officers of Merger Sub immediately prior to the effective time of the Merger became the executive officers of the Company following the Merger.  The new executive officers of the Company are Michael W. Bonney, Tamara L. Joseph and David W.J. McGirr.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

At the effective time of the Merger, the Company’s certificate of incorporation and by-laws were amended and restated in their entirety to be identical to the certificate of incorporation and by-laws of Merger Sub as in effect immediately prior to the consummation of the Merger, except that the name of the surviving corporation set forth therein is “Adolor Corporation” Copies of the restated certificate of incorporation and by-laws of the Company are filed as Exhibits 3.1 and 3.2 to this report and are incorporated by reference in this Item 5.03.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated By-Laws of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     December 12, 2011

Adolor Corporation

By:	/s/ Tamara L. Joseph
Name:	Tamara L. Joseph
Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated By-Laws of the Company.